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                                                                   Exhibit 10.12

                                     LEASE
                                     -----


          THIS LEASE ("LEASE") is made and entered into as of the ____ day of __________, 1996, by and between (i) FIRST HEALTHCARE CORPORATION, a Delaware corporation ("LESSOR"), and (ii) ATRIA COMMUNITIES, INC., a Delaware corporation ("LESSEE").

RECITALS:

          A. Lessor owns the real property located in Redding, California, more particularly described on EXHIBIT A attached hereto and made a part hereof ("REAL PROPERTY").

          B. Lessor desires to lease and ultimately convey the Real Property to Lessee, and Lessee desires to lease and ultimately acquire the Real Property from Lessor.

AGREEMENT:

          NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                    1. LEASE OF REAL PROPERTY. For the term, at the rent and otherwise upon the terms, conditions and provisions hereinafter contained, Lessor hereby leases unto Lessee, and Lessee hereby leases from Lessor, the Real Property.

                    2. TERM. This Lease shall be for a term of 99 years commencing as of the date hereof and ending on the ninety-ninth anniversary of the date hereof, unless sooner terminated as hereinafter provided.

                    3. RENT. Lessee hereby covenants and agrees to pay to Lessor as rent for the Real Property during the Term hereof an amount equal to One Dollar ($1.00) per year.

                    4. DELIVERY AND ACCEPTANCE. Lessee hereby acknowledges that Lessor has delivered the Real Property to Lessee and that Lessee accepts the Real Property in its current condition. The Real Property leased hereby is being leased "AS IS" and Lessor specifically disclaims any warranties with respect to the Real Property including, but not by way of limitation, all express or implied warranties of quality, merchantability or fitness for a particular purpose.

                    5. QUIET ENJOYMENT. Lessor hereby covenants and agrees to and with Lessee that if Lessee shall not
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be in default hereunder, Lessee shall have, at all times during the Term hereof, the peaceable and quiet enjoyment and possession of the Real Property without any manner of hinderance from Lessor or any person or persons lawfully claiming the Real Property.

                    6. IMPROVEMENTS. Lessee shall be entitled to construct such improvements on the Real Property as Lessee, in its sole discretion, shall deem appropriate.

                    7.   INSURANCE

               (a) In addition to the rent specified herein, Lessee will also carry and maintain, at all times, at its sole cost and expense, public liability insurance with respect to the Real Property and the improvements thereon, in such reasonable amount as Lessor shall require. Lessor shall be named a party insured by such policy.

               (b) At the request of Lessor, Lessee shall deliver to Lessor a certificate of insurance by or on behalf of each insurer stating the coverage, named insurers and limits of each such policy.

               (c) If Lessee fails to maintain any of the insurance required to be maintained by it for the benefit of Lessor, Lessor shall have the right, in addition to all other rights available to it, but not the obligation, to purchase such insurance for its own benefit and the same shall be immediately due and owing as additional rental hereunder by Lessee to Lessor, together with interest thereon at the rate of 18% per annum.

          8. RISK OF LOSS. All risk of loss or damage to the Real Property shall be borne by Lessee.

          9. TAXES. In addition to the rent specified herein, Lessee agrees to pay when due, at its sole cost and expense, all taxes and assessments now or hereafter imposed by any Federal, state or local governmental authority or agency upon the Real Property, upon this Lease or upon the use or operation of the Real Property, regardless of whether assessed to Lessor or Lessee. If it is not possible to obtain a separate tax assessment with respect to the Real Property, Lessor and Lessee shall equitably determine the taxes attributable to the Real Property and Lessee shall pay such amount to Lessor which shall pay the tax to the appropriate taxing authority. Upon written demand of

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Lessor, will deliver written receipt evidencing payment of such taxes to Lessor.
If Lessee fails to pay any of said taxes when due, such failure shall be a default hereunder and Lessor shall have the right, in addition to all other rights and remedies available to it, to pay such taxes on behalf of Lessee and the same shall be immediately due and owing as additional rental hereunder by Lessee to Lessor, together with interest thereon at the rate of 18% per annum.

          10. UTILITIES. In addition to the rent provided for herein, Lessee hereby agrees to pay for all heat, water, sewer service charges, gas, electricity and other public utilities used in or about the Real Property, and all such utilities shall be metered to the Real Property in Lessee's name. Lessee has inspected the Real Property with respect to the availability of all such utilities and is satisfied with the same. Lessee shall be solely responsible for running any additional utility lines, if necessary, to the Real Property and shall bear all costs related thereto without reimbursement from Lessor.

          11. NO LIABILITY. Lessor shall not be liable to Lessee for loss of use of the Real Property or interruption of Lessee's business for any causes whatsoever, and any such loss of use shall not relieve Lessee from the obligation to pay the rental provided for herein at the time specified herein.

          12. OPERATION IN CONFORMITY WITH LAWS. Lessee shall use and operate the Real Property in strict conformity with all of the laws, rules, orders, ordinances and regulations of the United States and all applicable Federal, state and local agencies and authorities, regarding the use, operation and possession of the Real Property. Lessee hereby agrees to indemnify Lessor for, and hold Lessor harmless from, any and all liabilities, claims, suits, actions, damages, demands, penalties, fines and forfeitures which may be asserted against Lessor or the Real Property arising out of, or resulting from, any violation of any of the aforesaid laws, rules, orders, ordinances and regulations, or out of Lessee's use or operation of the Real Property.

          13. ASSIGNMENT OR SUBLETTING. Lessee may assign this Lease or sublet or rent out the Real Property, only with the prior written consent of Lessor, which consent will not be unreasonably withheld.

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          14.  LIENS.  Lessee hereby agrees that it will not place, or permit the placement of, any liens or encumbrances on the Real Property except with the prior written consent of Lessor, which consent will not be unreasonably withheld.

          15. ACQUISITION OF REAL PROPERTY. Lessor hereby agrees to convey to Lessee, and Lessee hereby agrees to acquire from Lessor, the Real Property at such time as Lessor is legally permitted to convey the Real Property to Lessee under all applicable zoning laws and ordinances. In exchange for the conveyance of the Real Property to Lessee, Lessee shall pay to Lessor the sum of One Dollar ($1.00). Lessor hereby agrees to use its best efforts to obtain the requisite zoning to permit the conveyance provided for above.

          16. FINANCIAL REPORTING AND TAX CHARACTERIZATION. Lessor and Lessee intend that this Lease be treated for financial reporting and Federal income tax purposes as a transfer by Lessor to Lessee of the Real Property and agree that they will not take any position which is inconsistent with the foregoing.

          17. DEFAULT. In the event: (i) Lessee defaults in the performance of any of the terms, conditions, covenants or agreements herein contained and such default is not cured within 30 days after the giving of notice by Lessor to Lessee of such default, (ii) of (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Lessee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessor or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or (b) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Lessee generally to pay its debts as such debts become due, or the taking of corporate action by Lessee in furtherance

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of any of the foregoing, or (iii) any execution, attachment or other writ shall be levied upon the Real Property, then, in such event, all of which acts or events shall be considered as defaults hereunder, Lessor, in addition to all other rights available to it at law or in equity, shall have the following remedies:

               (a) Lessor may institute a suit to collect any and all sums due Lessor by virtue of the provisions of this Lease, or for any and all damages that may accrue by virtue of Lessee's breach of this Lease, or both.

               (b) Lessor may sue to restrain by injunction any violation or threatened violation of the terms, covenants, conditions or provisions of this Lease.

               (c) Lessor may, upon notice to Lessee, terminate this Lease and obtain possession of the Real Property with or without process of law. Lessee shall be responsible for and pay all costs of Lessor in connection with obtaining possession of the Real Property. Lessee hereby waives any claim for damages arising out of the taking of the Real Property by Lessor in such event.

All remedies of Lessor provided for herein shall be cumulative and shall be in addition to those remedies provided by law or at equity.

          18.  COMPLIANCE WITH LAW.

               (a) Neither Lessee nor Lessor shall have any obligation to refer any resident or patients, as the case may be, of either of them or any other person to Lessee or Lessor for the provision of any service or item of any kind.

               (b) If Lessee or Lessor shall determine upon advice of counsel that the continuation of this Lease will likely be deemed to be a violation of any applicable Federal or state law regarding fraud and abuse, referral prohibitions or any similar matter, either party, upon receiving such advice of counsel, may at any time give the other party written notice of such advice and if, after consultation, the parties have not determined to their reasonable satisfaction that no such violation exists and the parties have not amended this Lease to remove that risk to the other party's reasonable satisfaction, then

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either party may terminate this Lease effective as of the date 60 days after its initial written notice to the other party.

          19. NOTICES. All notices and other communications required or permitted hereunder shall be sufficiently given if in writing and personally delivered against a written receipt, if delivered to a reputable express messenger service (such as Federal Express, UPS or DHL Carrier) for overnight delivered, when transmitted by confirmed telephone facsimile (fax) or sent by registered, express or certified U.S. mail, postage prepaid, addressed as follows:

               IF TO LESSOR:       First Healthcare Corporation
                                   c/o Vencor, Inc.
                                   3300 Capital Holding Center
                                   400 West Market Street
                                   Louisville, Kentucky  40202
                                   (Fax) 502-596-4075
                                   Attention: General Counsel

               IF TO LESSEE:       Atria Communities, Inc.
                                   515 West Market Street
                                   Louisville, Kentucky  40202
                                   (Fax) 502-596-4160
                                   Attention: General Counsel

or to such other address as either party hereto shall furnish to the other in writing. Notices shall be deemed given when personally delivered, when delivered to an express messenger service, when transmitted by confirmed fax or when deposited in the U.S. mail in accordance with the foregoing provisions. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of personal delivery, the date of delivery by a reputable messenger service, the date on the confirmation of a fax, or the date on the return receipt, as applicable.

          20. BINDING AGREEMENT. This Lease shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          21. CAPTIONS; SECTION REFERENCES. The captions and section headings used herein are for convenience only, shall not be deemed part of this Lease and shall not in any way restrict or modify the context or substance of any paragraph hereof. All

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references herein to Sections shall refer to Sections of this Lease unless the context clearly requires otherwise.

          22. ENTIRE AGREEMENT. This Lease contains the entire understanding between Lessor and Lessee with respect to the Real Property, and supersedes all prior and contemporaneous understandings, both oral and written, between and among them respecting the subject matter hereof.

          23. WAIVER. The failure on the part of either party to insist in any instance upon the strict observance by the other of any provision of this Lease shall not be construed as a waiver of that or any other provision of this Lease.

          24. APPLICABLE LAW. This Lease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.

                                 LESSOR:

                                 FIRST HEALTHCARE CORPORATION



                                 By:________________________________

                                 Title:_____________________________


                                 LESSEE:

                                 ATRIA COMMUNITIES, INC.



                                 By:________________________________

                                 Title:_____________________________

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                                   EXHIBIT 'A'

All that portion of Parcel 1 of LS 58-84 as shown on the Map for Humboldt Financial Services filed in Book 24 of Parcel Maps at Page 129, Shasta County Records, in the City of Redding, Shasta County California, described as follows:

     Beginning at the southwest corner of Parcel 2 as shown on said map, thence, along the northerly right-of-way line of Quartz Hill Road, north 71(degrees) 18'29" West 19.67 feet; thence, northerly, along the arc of a tangent, 252.00 foot radius curve to the right, having a central angle of 90 (degrees) 44'25", an arc distance of 399.10 feet; thence, North 19(degrees) 25'26" East 308.44 feet; thence, leaving said right-of-way line, South 86(degrees) 23'25" East 179.42 feet; thence, South 3(degrees) 45'24" West 190.65 feet; thence South 78(degrees) 29'51" East 45.65 feet; thence, South 18(degrees) 41'31" West 67.85 feet, to the northwest corner of said Parcel 2; thence, along the line common to said Parcels 1 and 2, South 18(degrees) 41'31" West 364.00 feet, to the point of beginning.

     Containing 3.09 acres, more or less.

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